Exhibit 99.1
Sandisk Reports Fiscal Third Quarter 2025 Financial Results
News Summary
•Third quarter revenue was $1.70 billion, down 10% sequentially and above the guidance range.
•Third quarter GAAP loss was $1.93 billion ($13.33 loss per share), including a $1.83 billion goodwill impairment charge. Third quarter Non-GAAP loss per share was $0.30.
•Expect fiscal fourth quarter 2025 revenue to be in the range of $1.75 billion to $1.85 billion.
•Expect Non-GAAP earnings (loss) per share to be in the range of ($0.10) to $0.15.

MILPITAS, Calif. — May 7, 2025 — Sandisk Corporation (Nasdaq: SNDK) today reported fiscal third quarter financial results.
“I’m pleased with our team’s execution in the first quarter as a standalone company. Sandisk’s innovation was reinforced, with a strong early ramp of BiCS 8, our latest technology engineered to deliver industry-leading performance, power efficiency, and density,” said David Goeckeler, Sandisk CEO. “We have taken actions to reduce supply to match demand and commenced price increases this quarter. Our investment, supply management, and pricing strategies will remain focused on maximizing returns.”

Q3 2025 Financial Highlights

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q3 2025	Q2 2025	Q/Q	Q3 2025	Q2 2025	Q/Q
Revenue	$1,695	$1,876	down 10%	$1,695	$1,876	down 10%
Gross Margin	22.5%	32.3%	down 9.8 ppt	22.7%	32.5%	down 9.8 ppt
Operating Expenses	$2,263	$411	up 451%	$383	$376	up 2%
Operating Income (Loss)	$(1,881)	$195	*	$2	$233	down 99%
Net Income (Loss)	$(1,933)	$104	*	$(43)	$178	down 124%
Net Income (Loss) Per Share	$(13.33)	$0.72	*	$(0.30)	$1.23	down 124%

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q3 2025	Q3 2024	Y/Y	Q3 2025	Q3 2024	Y/Y
Revenue	$1,695	$1,705	down 1%	$1,695	$1,705	down 1%
Gross Margin	22.5%	27.2%	down 4.7 ppt	22.7%	27.4%	down 4.7 ppt
Operating Expenses	$2,263	$398	up 469%	$383	$351	up 9%
Operating Income (Loss)	$(1,881)	$65	*	$2	$117	down 98%
Net Income (Loss)	$(1,933)	$27	*	$(43)	$82	down 152%
Net Income (Loss) Per Share	$(13.33)	$0.19	*	$(0.30)	$0.57	down 153%
* Not a meaningful figure

End Market Summary

Revenue ($M)	Q3 2025	Q2 2025	Q/Q	Q3 2024	Y/Y
Cloud	$197	$250	down 21%	$97	up 103%
Client	927	1,028	down 10%	1,035	down 10%
Consumer	571	598	down 5%	573	flat
Total Revenue	$1,695	$1,876	down 10%	$1,705	down 1%
Additional details can be found within the Company’s earnings presentation, which is accessible online at investor.sandisk.com.

Business Outlook for Fiscal Fourth Quarter of 2025

Three Months Ended
June 27, 2025
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$1.75 - $1.85	$1.75 - $1.85
Gross margin	25.3% - 26.7%	25.5% - 27.0%
Operating expenses ($M)	$440 - $460	$395 - $405
Interest and other expense, net ($M)	$43 - $48	$45 - $50
Tax expense ($M)(2)	N/A	$22 - $25
Diluted earnings (loss) per share	N/A	($0.10) - $0.15
Diluted shares outstanding (in millions)	~ 146	~ 146

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense and expense for short term incentives granted in connection with the separation, totaling approximately $4 million to $6 million. The Company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense and expense for short term incentives granted in connection with the separation, totaling approximately $45 million to $60 million. The Company’s Non-GAAP interest and other expenses, net guidance excludes the accretion of the present value discount on consideration receivable from the sale of an interest in a subsidiary, totaling approximately $2 million. In the aggregate, Non-GAAP diluted earnings (loss) per share guidance excludes these items totaling $47 million to $64 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other expenses, net, and Non-GAAP diluted earnings (loss) per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the Company excludes from its Non-GAAP diluted earnings (loss) per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other expenses, net, and Non-GAAP diluted earnings (loss) per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, and diluted earnings (loss) per share, respectively) are not available without unreasonable effort.
(2) Non-GAAP tax expense is determined based on a Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax expense may differ from our GAAP tax expense (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) due to the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax expense for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Basis of Presentation
On February 21, 2025, Sandisk Corporation (the “Company”) completed its separation from Western Digital Corporation (“WDC”) and became a standalone publicly traded company.
The Company’s financial and operating results after the separation are presented on a consolidated basis. For periods prior to the separation, the Company’s historical combined financial statements were prepared on a carve-out basis and were derived from WDC’s consolidated financial statements and accounting records and prepared as if the Company existed on a standalone basis. The financial statements for all periods presented, including the historical results of the Company prior to February 21, 2025, are now referred to as “Condensed Consolidated Financial Statements” and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).
Investor Communications
The investment community conference call to discuss these results and the Company’s business outlook for the fiscal fourth quarter of 2025 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.sandisk.com.
About Sandisk
Sandisk is a leading developer, manufacturer and provider of data storage devices and solutions based on NAND flash technology. With a differentiated innovation engine driving advancements in storage and semiconductor technologies, our broad and ever-expanding portfolio delivers powerful flash storage solutions for everyone from students, gamers and home offices, to the largest enterprises and public clouds to capture, preserve, access and transform an ever-increasing diversity of data. Our solutions include a broad range of solid state drives, embedded products, removable cards, universal serial bus drives, and wafers and components. Learn more about Sandisk at www.Sandisk.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the Company’s business outlook and operational and financial performance for the fiscal fourth quarter of 2025 and beyond; product developments and innovations; the performance and characteristics of the Company’s products; industry and supply conditions and dynamics; demand and market conditions for our products; and the Company’s capital investment and pricing strategies. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. The financial results for the Company’s fiscal third quarter ended March 28, 2025 included in this press release represent the most current information available to management. Actual results when disclosed in the Company’s Form 10-Q may differ from these results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the review by the Company’s independent registered accounting firm; and other developments that may arise between now and the filing of the Company’s Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse changes in global or regional economic conditions, including the impact of evolving trade policies, tariff regimes and trade wars; volatility in demand for the Company’s products; pricing trends and fluctuations in average selling prices inflation; changes in interest rates and a potential economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the impact of competitive products and pricing; the Company’s development and introduction of products based on new technologies and management of technology transitions; risks associated with strategic initiatives, including restructurings, acquisitions, divestitures, cost saving measures and joint ventures; risks related to product defects; difficulties or delays in manufacturing or other supply chain disruptions; our reliance on strategic relationships with key partners, including Kioxia Corporation; hiring and retention of key employees; the Company’s level of debt and other financial obligations; changes to the Company’s relationships with key customers or consolidation among our customer base; compromise, damage or interruption from cybersecurity incidents or other data system security risks; our reliance on intellectual property; fluctuations in currency exchange rates; actions by competitors; risks associated with compliance with changing legal and regulatory requirements; future material impairments in the value of our goodwill and other long-lived assets; our ability to achieve some or all of the expected benefits of the separation from WDC; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Registration Statement on Form 10, initially filed with the SEC on November 25, 2024, as further amended thereafter and declared effective on January 31, 2025, and the company’s Quarterly Report on Form 10-Q for the quarter ended December 27, 2024, as initially filed with the SEC on March 7, 2025 and amended on March 17, 2025, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.
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Sandisk and the Sandisk logo are registered trademarks or trademarks of Sandisk Corporation or its affiliates in the United States and/or other countries.

SANDISK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; except par value, unaudited)

	March 28, 2025	June 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,507	$328
Accounts receivable, net	979	935
Inventories	2,160	1,955
Income tax receivable	53	7
Other current assets	391	221
Notes due from Western Digital Corporation	—	102
Total current assets	5,090	3,548
Property, plant and equipment, net	603	791
Notes receivable and investments in Flash Ventures	662	1,001
Goodwill	4,997	7,207
Deferred tax assets	51	96
Income tax receivable, non-current	79	11
Other non-current assets	1,478	852
Total assets	$12,960	$13,506
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363	$357
Accounts payable to related parties	395	313
Accrued expenses	446	424
Accrued compensation	114	195
Income tax payables	37	20
Notes due to Western Digital Corporation	—	814
Current portion of long-term debt	20	—
Total current liabilities	1,375	2,123
Deferred tax liabilities	17	15
Long-term debt	1,927	—
Other liabilities	480	286
Total liabilities	3,799	2,424
Shareholders’ equity:
Common stock, $0.01 par value; authorized — 450 shares; issued and outstanding — 145 shares	$1	$—
Additional paid-in capital	11,227	—
Accumulated deficit	(1,761)	—
Accumulated other comprehensive loss	(306)	(452)
Net investment from Western Digital Corporation	—	11,534
Total shareholders’ equity	9,161	11,082
Total liabilities and shareholders’ equity	$12,960	$13,506

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Revenue, net	$1,695	$1,705	$5,454	$4,903
Cost of revenue	1,313	1,242	3,740	4,467
Gross profit	382	463	1,714	436
Operating expenses:
Research and development	285	277	847	763
Selling, general and administrative	139	107	411	338
Goodwill impairment	1,830	—	1,830	—
Business separation costs	9	12	50	46
Employee termination and other	—	2	5	(44)
Gain on business divestiture	—	—	(34)	—
Total operating expenses	2,263	398	3,109	1,103
Operating income (loss)	(1,881)	65	(1,395)	(667)
Interest and other expense:
Interest income	6	3	11	9
Interest expense	(16)	(9)	(22)	(31)
Other expense, net	(10)	(5)	(55)	(11)
Total interest and other expense, net	(20)	(11)	(66)	(33)
Income (loss) before taxes	(1,901)	54	(1,461)	(700)
Income tax expense	32	27	157	92
Net income (loss)	$(1,933)	$27	$(1,618)	$(792)

Net income (loss) per common share:
Basic and diluted	$(13.33)	$0.19	$(11.16)	$(5.46)

Weighted average shares outstanding:
Basic and diluted	145	145	145	145

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Cash flows from operating activities
Net income (loss)	$(1,933)	$27	$(1,618)	$(792)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	37	56	127	170
Stock-based compensation	44	38	133	115
Goodwill impairment	1,830	—	1,830	—
Deferred income taxes	(16)	2	7	3
Gain on disposal of assets	—	—	(1)	(60)
Non-cash portion of impairment of cost method investments	—	—	1	—
Unrealized foreign exchange (gain) loss	(1)	(14)	(6)	12
Gain on business divestiture	—	—	(34)	—
Amortization of debt issuance costs and discounts	1	—	1	—
Equity loss in investees, net of dividends received	9	7	68	11
Gain on sale of investments	—	(1)	—	(1)
Other non-cash operating activities, net	7	55	17	96
Settlement of accrued interest on Notes due to Western Digital Corporation	(3)	—	(99)	—
Changes in:
Accounts receivable, net	(42)	(130)	(11)	(275)
Inventories	11	(118)	(241)	539
Accounts payable	42	(20)	99	80
Accounts payable to related parties	26	60	(28)	18
Accrued expenses	(10)	(6)	3	(96)
Accrued compensation	(44)	36	(38)	43
Other assets and liabilities, net	68	(4)	(220)	(42)
Net cash provided by (used in) operating activities	26	(12)	(10)	(179)
Cash flows from investing activities
Purchases of property, plant and equipment	(44)	(29)	(159)	(128)
Proceeds from the sale of property, plant and equipment	—	—	—	134
Proceeds from dispositions of business	210	—	401	—
Notes receivable issuances to Flash Ventures	(8)	—	(274)	(184)
Notes receivable proceeds from Flash Ventures	246	128	428	391
Distributions from Flash Ventures	—	—	176	—
Strategic investments and other, net	—	1	1	—
Net cash provided by investing activities	404	100	573	213
Cash flows from financing activities
Taxes paid on vested stock awards under employee stock plans	(6)	—	(6)	—
Proceeds from debt	1,970	—	1,970	—
Debt issuance costs	(32)	—	(32)	—
Proceeds from borrowings on Notes due to Western Digital Corporation	—	—	550	—
Proceeds from principal repayments on Notes due from Western Digital Corporation	—	—	101	—

Repayments of principal on Notes due to Western Digital Corporation	—	(88)	(76)	(102)
Transfers from (to) Western Digital Corporation	(1,656)	66	(1,887)	340
Origination of Notes due from Western Digital Corporation	—	(113)	—	(187)
Net cash provided by (used in) financing activities	276	(135)	620	51
Effect of exchange rate changes on cash	(3)	(1)	(4)	—
Net increase in cash and cash equivalents	703	(48)	1,179	85
Cash and cash equivalents, beginning of period	804	425	328	292
Cash and cash equivalents, end of period	$1,507	$377	$1,507	$377

Supplemental disclosure of cash flow information:
Cash paid for interest	$3	$4	$102	$10
Cash received for interest	—	1	2	8
Cash paid for income taxes	10	—	10	—
Non-cash transfers of:
Notes due to (from) Western Digital Corporation	550	—	1,223	(113)
Other assets and liabilities, net, from Western Digital Corporation	61	—	105	—
Contribution of equity interest in Unis Venture from Western Digital Corporation	61	—	61	—
Property, plant and equipment from Western Digital Corporation	2	3	27	5
Tax balances to (from) Western Digital Corporation	22	(6)	8	2
Tax indemnification liability to Western Digital Corporation	(112)	—	(112)	—

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Nine Months Ended
	March 28, 2025	December 27, 2024	March 29, 2024	March 28, 2025	March 29, 2024
GAAP gross profit	$382	$606	$463	$1,714	$436
Stock-based compensation expense	3	3	5	12	15
Recoveries of contamination related charges	—	—	—	—	(36)
Non-GAAP gross profit	$385	$609	$468	$1,726	$415

GAAP operating expenses	$2,263	$411	$398	$3,109	$1,103
Goodwill impairment	(1,830)	—	—	(1,830)	—
Stock-based compensation expense	(41)	(45)	(33)	(121)	(100)
Business separation costs	(9)	(21)	(12)	(50)	(46)
Employee termination and other	—	(3)	(2)	(5)	44
Strategic review	—	—	—	—	(20)
Gain on business divestiture	—	34	—	34	—
Other	—	—	—	—	(2)
Non-GAAP operating expenses	$383	$376	$351	$1,137	$979

GAAP operating income (loss)	$(1,881)	$195	$65	$(1,395)	$(667)
Gross profit adjustments	3	3	5	12	(21)
Operating expense adjustments	1,880	35	47	1,972	124
Non-GAAP operating income (loss)	$2	$233	$117	$589	$(564)

GAAP interest and other expense, net	$(20)	$(22)	$(11)	$(66)	$(33)
Interest and other expense, net adjustments	(2)	(4)	(1)	(6)	(1)
Non-GAAP interest and other expense, net	$(22)	$(26)	$(12)	$(72)	$(34)

GAAP income tax expense	$32	$69	$27	$157	$92
Income tax adjustments	(9)	(40)	(4)	(38)	(8)
Non-GAAP income tax expense	$23	$29	$23	$119	$84

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Nine Months Ended
	March 28, 2025	December 27, 2024	March 29, 2024	March 28, 2025	March 29, 2024
GAAP net income (loss)	$(1,933)	$104	$27	$(1,618)	$(792)
Goodwill impairment	1,830	—	—	1,830	—
Stock-based compensation expense	44	48	38	133	115
Business separation costs	9	21	12	50	46
Employee termination and other	—	3	2	5	(44)
Recoveries of contamination related charges	—	—	—	—	(36)
Strategic review	—	—	—	—	20
Gain on business divestiture	—	(34)	—	(34)	—
Other	(2)	(4)	(1)	(6)	1
Income tax adjustments	9	40	4	38	8
Non-GAAP net income (loss)	$(43)	$178	$82	$398	$(682)

Diluted income (loss) per common share
GAAP	$(13.33)	$0.72	$0.19	$(11.16)	$(5.46)
Non-GAAP	$(0.30)	$1.23	$0.57	$2.71	$(4.70)

Diluted weighted average shares outstanding:
GAAP	145	145	145	145	145
Non-GAAP	145	145	145	147	145

Cash flows
Cash flow provided by (used in) operating activities	$26	$95	$(12)	$(10)	$(179)
Purchases of property, plant and equipment, net	(44)	(48)	(29)	(159)	6
Free cash flow	(18)	47	(41)	(169)	(173)
Activity related to Flash Ventures, net	238	44	128	330	207
Adjusted free cash flow	$220	$91	$87	$161	$34

To supplement the condensed consolidated financial statements presented in accordance with GAAP, the table above sets forth Non-GAAP gross profit; Non-GAAP operating expenses; Non-GAAP operating income (loss); Non-GAAP interest and other expense, net; Non-GAAP income tax expense; Non-GAAP net income (loss); Non-GAAP diluted income (loss) per common share; Non-GAAP diluted weighted average shares outstanding; Free cash flow; and Adjusted free cash flow (collectively, the “Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or alternatives for measures prepared in accordance with GAAP and may be different from similarly titled Non-GAAP measures used by other companies. The Company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, the Company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains, and losses that the Company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the Company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, goodwill impairment, stock-based compensation expense, business separation costs, employee termination and other, recoveries on contamination related charges, expenses related to our strategic review, gain on business divestiture, other adjustments, and income tax adjustments. The Company believes these measures, along with the related reconciliations to the most directly comparable GAAP measures, provide additional detail and comparability for assessing the Company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the Company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
As described above, the Company excludes the following items from its Non-GAAP measures:
Goodwill impairment. After the completion of the separation, in the third quarter of fiscal 2025, the Company identified potential impairment indicators related to the trading price of the Company’s common stock and resulting market capitalization that warranted a quantitative impairment analysis of long-lived assets and goodwill. Management performed a quantitative impairment analysis and determined that the carrying value of the reporting unit exceeded its fair value, resulting in the recognition of a $1.8 billion impairment charge for the three and nine months ended March 28, 2025. The Company believes this charge does not reflect the Company’s operating results and is not indicative of the underlying performance of the business.
Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of the business over time and compare it against the Company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Business separation costs. On October 30, 2023, Western Digital Corporation (“WDC”) announced that its board of directors (the “WDC Board of Directors”) authorized management to pursue a plan to separate the Company into an independent public company. The separation received final approval by the WDC Board of Directors and was completed on February 21, 2025. Prior to February 21, 2025, the Company was wholly-owned by WDC. As a result of the plan, the Company incurred separation and transition costs through the completion of the separation of the companies. The separation and transition costs are recorded within Business separation costs in the Condensed Consolidated Statements of Operations. The Company believes these charges do not reflect the Company’s operating results and that they are not indicative of the underlying results of its business.
Employee termination and other. From time to time, in order to realign the Company’s operations with anticipated market demand, the Company may terminate employees and/or restructure its operations. From time to time, the Company may also incur charges from the impairment of long-lived assets. In addition, the Company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods as well as from taking actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the Company believes they are not indicative of the underlying performance of its business.
Recoveries of contamination related charges. In February 2022, a contamination of certain materials used in the Company’s manufacturing process occurred and affected production at Flash Ventures manufacturing facilities. The contamination resulted in scrapped inventory, rework costs, decontamination and other expenses needed to restore the facilities to normal capacity. During the second quarter of fiscal year 2024, the Company received insurance recoveries for losses from contamination-related charges. The charges and recoveries are inconsistent in amount and frequency, and the Company believes they are not part of the ongoing production operation of its business.
Strategic review. The Company incurred expenses associated with its review of potential strategic alternatives aimed at further optimizing the long-term value for stockholders. The Company believes these charges do not reflect the Company’s operating results and that they are not indicative of the underlying performance of its business.
Gain on business divestiture. In connection with the Company’s strategic decision to outsource the manufacturing of certain components and assemblies, on September 28, 2024, the Company completed the sale of 80% of its equity interest in one of its manufacturing subsidiaries. The transaction resulted in a discrete gain, which the Company believes it is not indicative of the underlying performance of its ongoing business operations.
Other adjustments. From time to time, the Company incurs charges or gains that the Company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.
Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the Company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by (used in) operating activities less purchases of property, plant and equipment, net, and adjusted free cash flow is defined as free cash flow plus the activity related to Flash Ventures, net. The Company considers free cash flow and adjusted free cash flow generated in any period to be useful indicators of cash that is available for strategic opportunities, including, among others, investing in the Company’s business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

Company Contacts:
Sandisk Corporation

Investor Contact:	Media Contact:
Ivan Donaldson	Media Relations
E: ivan.donaldson@sandisk.com	mediainquiries@sandisk.com
investors@sandisk.com